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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) : July 31, 2000



                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.
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             (Exact Name of Registrant as specified in its charter)



 DELAWARE                              1-14227                   13-3317668
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(State or other jurisdiction       (Commission File             (IRS Employer
    of incorporation)                     Number)            Identification No.)


                399 EXECUTIVE BOULEVARD, ELMSFORD, NEW YORK 10523
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:            (914) 592-2355

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          (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountant

     On August 1, 2000, American Bank Note Holographics, Inc. (the "Company") dismissed its prior independent auditors, Deloitte & Touche LLP. On July 31, 2000 the Board of Directors authorized the dismissal of Deloitte & Touche LLP and retained Arthur Andersen LLP as its new independent accountants. Deloitte & Touche LLP's report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to certain litigation) on the Company's financial statements for the two most recent years (i.e., the years ended December 31, 1999 and December 31, 1998) contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change the Company's accountants was recommended by the Audit Committee of the Company's Board of Directors and approved by the Company's Board of Directors.

     During the Company's last two fiscal years and subsequent interim period, except as noted below, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     The Company and Deloitte & Touche LLP are both defendants in a class action securities litigation pending in the United States District Court for the Southern District of New York. On June 28, 2000, the Company announced that it, along with certain other defendants in the litigation, entered into a Memorandum of Understanding ("MOU") which was an agreement in principle to settle the litigation. Deloitte & Touche LLP was not a party to the MOU. On June 30, 2000, in anticipation of its review of the Company's second quarter interim financial information, Deloitte & Touche LLP requested that it be provided with copies of all agreements entered into during the second quarter of 2000, including the MOU. The Company considered certain portions of the MOU not relating to financial matters sensitive in light of the ongoing litigation. On July 25, 2000, the Company offered to provide Deloitte & Touche LLP with a copy of the MOU with those sensitive portions redacted. On July 25, 2000, Deloitte & Touche LLP advised the Company that a redaction of any agreement, including the MOU, was unacceptable to them and constituted a scope restriction, and requested to meet with the Company's Audit Committee on this topic. Deloitte & Touche LLP advised the Company that they would not commence the review of the interim financial information for the six months ended June 30, 2000, which review was scheduled to begin on July 26, 2000 until they met with the Audit Committee. Deloitte & Touche LLP did not meet with the Audit Committee. The subsequent dismissal of Deloitte & Touche LLP was not due to Deloitte & Touche LLP's request for the MOU, and followed the Company's decision to consider the replacement of its auditors in March 2000.

     None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company within the last two fiscal years and the subsequent interim period except as follows. In 1998, the Company had reportable conditions representing material weaknesses in which the design or operation of one or more of its internal controls did not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that could be material in


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relation to the financial statements may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

     During the last two fiscal years and the subsequent interim period to the date hereof, the Company did not consult Arthur Andersen LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

     The Company has requested Deloitte & Touche LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company. A copy of such letter will be filed by amendment to this Form 8-K.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  None.



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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AMERICAN BANK NOTE HOLOGRAPHICS, INC.



Dated:   August 7, 2000

                                           By:  /s/ KENNETH H. TRAUB
                                                KENNETH H. TRAUB, PRESIDENT